EXHIBIT 10.11

FIRST MODIFICATION

TO THE

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

Special Performance Stock Unit Awards Notice & Agreement

Dated February 26, 2020

First Modification Effective October 30, 2020

The Special Performance Stock Unit Award Notice and Agreement dated February 26, 2020 between AMC Entertainment Holdings, Inc. and Participant (the “Agreement”) is hereby modified as follows effective October 30, 2020.  Capitalized terms not defined herein shall have the same meaning as in the Agreement.

section 1.	Participant’s base salary, annual incentive opportunity at target, and eligibility for future annual PSU and RSU grants under the EIP shall be restored to their pre-reduced levels effective October 30, 2020.
section 2.	The Stock Price Thresholds and Service Requirement for Tranches 1 through 4 of the SPSUs are hereby eliminated and such SPSUs shall vest on October 30, 2020. Participant shall be prohibited from selling the shares of Common Stock issued upon the foregoing vesting until October 30, 2021.
section 3.	The Stock Price Threshold for Tranche 5 of the SPSUs shall be changed to $4 and the Stock Price Threshold for Tranche 6 of the SPSUs shall be changed to $8. The Service Requirement for Tranches 5 and 6 shall be shortened to end on October 30, 2021.

Except as set forth above, all provisions of the Agreement shall remain unaffected by this First Modification.